EXHIBIT 23. (p)(2)(y)

LEE FINANCIAL GROUP HAWAII, INC.

LEE FINANCIAL SECURITIES, INC.

CODE OF ETHICS

ATTACHMENT A

Effective: February 1, 2005

Amended: January 7, 2019

List of Access Persons

Edwin Chau - Analyst

Nora Foley – Corporate Vice President, CCO, Treasurer

Christine Iha - Administration

Jandi Iha – Administration

Stephanie Kuwaye – Senior Administrator

Janel Lam - Administration

Lugene Lee - Director

Terrence Lee - Director, President and CEO

Kathy Lum – Vice President Wealth Manager

Barry Magaoay – Vice President Wealth Manager

Lee Ann Matsuda – Vice President

Charlotte Meyer - Director, Corporate Vice President, Secretary and Director of Finance

Ladislaus Roy

Amber Suhas – Wealth Manager

Charlotte Teruya – Wealth Manager

List of Investment Personnel

Edwin Chau - Analyst

Terrence Lee - Director, President and CEO

Kathy Lum – Vice President Wealth Manager

Barry Magaoay – Vice President Wealth Manager

Amber Suhas – Wealth Manager

Charlotte Teruya – Wealth Manager

Review Officer

Nora Foley - Compliance Officer

Alternate Review Officer

Terrence Lee – President and CEO, Director